Exhibit 10(c)
                      Amendment No. 1 to 1991 Stock Option Plan

                                               Corrected Amendment

                      AMENDMENT NO. 1 TO THE
                       EMERSON ELECTRIC CO.
                      1991 STOCK OPTION PLAN
                      AS AMENDED AND RESTATED
                     EFFECTIVE OCTOBER 1, 1997

          WHEREAS, Emerson Electric Co. (the "Company") previously adopted the Emerson Electric Co. 1991 Stock Option Plan, as amended and restated effective October 1, 1997 (the "Plan"); and

          WHEREAS, pursuant to Section 17 of the Plan, the Compensation and Human Resources Committee (the "Committee") of the Board of Directors of the Company was given the authority, subject to specified limitations, to amend the Plan; and

          WHEREAS, the Committee has approved and authorized Amendment No. 1 to the Plan;

          NOW, THEREFORE, effective as of October 2, 1990, the Plan is amended as follows:

          The title and text of Section 10 of the Plan are deleted and in their place is substituted the following:

     1. Section 10 of the Plan is amended in its entirety as follows:

    10. Termination of Employment.
        -------------------------

        Any option issued hereunder must be exercised prior to the optionee's termination of employment with the Company, a subsidiary or a joint venture, except that if the employment of an optionee terminates with the consent and approval of the optionee's employer, the Committee in its absolute discretion may permit the optionee to exercise the option, to the extent that the optionee was entitled to exercise it at the date of such termination of employment, at any time within three (3) months after such termination, but not after ten (10) years from the date of the granting thereof. In addition, in the event the Company, a subsidiary or an affiliate divests itself of all its interest in a subsidiary or an affiliate, all outstanding options held by an optionee employed by such divested subsidiary or affiliate may be exercised by such optionee at any time within three (3) months after such divestiture, but not after ten (10) years from the date on which such options were granted. In addition, notwithstanding anything to the contrary herein, all outstanding options granted on or after October 1, 1997, to an optionee who terminates employment on account of retirement (as determined by the Committee) shall be fully exercisable at any time within five (5) years after such retirement, but not after ten (10) years from the date on which such options were granted. If an optionee terminates employment on account of disability, the optionee may exercise such option, to the extent the optionee was entitled to exercise it at the date of such termination, at any time within one (1) year of the termination of employment but not after ten (10) years from the date of the granting thereof. For this purpose, a person shall be deemed to be disabled if he or she is permanently and totally disabled within the meaning of Section 422(c)(6) of the Code, which, as of the date hereof, means that he or she is
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unable to engage in any substantial gainful activity by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a period of not less than twelve (12) months. A person shall be considered disabled only if he or she furnishes such proof of disability as the Committee may require. Options granted under the Plan shall not be affected by any change of employment so long as the optionee continues to be an employee of the Company or a subsidiary thereof or, in the case of SAR's or options which are not Incentive Stock Options, a joint venture of the Company. The option agreements may contain such provisions as the Committee shall approve with reference to the effect of approved leaves of absence. Nothing in the Plan or in any option granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company or any subsidiary or joint venture or interfere in any way with the right of the Company or any subsidiary or joint venture thereof to terminate his or her employment at any time.

     2. Section 11 of the Plan is amended in its entirety as follows:

    11. Death.
        -----

        In the event of the death of an optionee under the Plan while he or she is employed by the Company (or a subsidiary or joint venture), the options held by the optionee at death shall become fully vested immediately and may be exercised by a legatee or legatees under the optionee's last will, or by personal representatives or distributees, at any time within a period of one (1) year after death, but not after ten (10) years from the date of granting thereof. In the event of the death of an optionee within three months after termination of employment (or one (1) year in the case of the termination of employment of an optionee who is disabled as above provided or five (5) years in the case of termination of employment on account of retirement (only with respect to options granted on or after October 1, 1997 as provided in paragraph 10 above)) the option theretofore granted may be exercised, to the extent exercisable at the date of death, by a legatee or legatees under the optionee's last will, or by personal representatives or distributees, at any time within a period of one (1) year after death, but not after ten (10) years from the date of granting thereof.

                               * * * * * * * *

          The foregoing is the full text of Amendment No. 1 to the Emerson Electric Co. 1991 Stock Option Plan as amended and restated effective October 1, 1997, as approved and authorized by the Compensation and Human Resources Committee of the Board of Directors of Emerson Electric Co. on June 27, 2000.